Exhibit 99.1

HESS MIDSTREAM LP

HESS MIDSTREAM LP REPORTS ESTIMATED RESULTS FOR THE SECOND QUARTER OF 2025

Second Quarter 2025 Highlights:

•
Net income was $179.7 million. Net cash provided by operating activities was $276.9 million.
•
Net income attributable to Hess Midstream LP was $90.3 million, or $0.74 basic earnings per Class A share, after deduction for noncontrolling interests.
•
Adjusted EBITDA1 was $316.0 million and Adjusted Free Cash Flow1 was $193.8 million.
•
Completed accretive $190.0 million repurchase of Class B units of Hess Midstream Operations LP and $10.0 million repurchase of Class A shares of Hess Midstream LP.
•
Increased quarterly cash distribution to $0.7370 per Class A share for the second quarter of 2025, an increase of $0.0272 per Class A share for the second quarter of 2025 compared with the first quarter of 2025. This increase is supported by excess Adjusted Free Cash Flow after distributions from the reduction in total Hess Midstream LP shares and Hess Midstream Operations LP units following the accretive repurchases in the second quarter of 2025.
•
Throughput volumes increased 7% for gas processing, 9% for oil terminaling and 11% for water gathering compared with the prior‑year quarter, primarily due to higher production.

Guidance:

•
Hess Midstream LP is reaffirming its full year 2025 throughput guidance.
•
Hess Midstream LP is updating its full year 2025 net income guidance to $685 – $735 million and reaffirming its full year Adjusted EBITDA guidance of $1,235 – $1,285 million.
•
Hess Midstream LP continues to target at least 5% annual distribution growth per Class A share through 2027 and continues to prioritize financial strength with a long-term leverage target of 3x Adjusted EBITDA.
•
Hess Midstream LP continues to expect organic throughput volume growth across all systems for 2026 and 2027 relative to 2025 volume guidance.
•
Hess Midstream LP continues to expect to generate greater than $1.25 billion of financial flexibility through 2027 for incremental shareholder returns, including potential unit and share repurchases.

HOUSTON, July 30, 2025—Hess Midstream LP (NYSE: HESM) (“Hess Midstream” or the “Company”) today reported second quarter 2025 net income of $179.7 million compared with net income of $160.3 million for the second quarter of 2024. After deduction for noncontrolling interests, net income attributable to Hess Midstream was $90.3 million, or $0.74 basic earnings per Class A share, compared with $0.59 basic earnings per Class A share in the second quarter of 2024. Hess Midstream generated Adjusted EBITDA of $316.0 million. Net cash provided by operating activities was $276.9 million and Adjusted Free Cash Flow was $193.8 million.

"Hess Midstream delivered strong operational and financial results in the second quarter, driven by upstream performance and high system availability,” said John Gatling, President and Chief Operating Officer of Hess Midstream.

(1) Adjusted EBITDA and Adjusted Free Cash Flow are non‑GAAP measures. Definitions and reconciliations of these non‑GAAP measures to the most directly comparable GAAP reporting measures appear in the following pages of this release.

“We reiterate our expectation for volume growth across all systems, which is expected to result in sustained excess adjusted free cash flow generation and continued return of capital to our shareholders.”

On July 18, 2025, Hess Corporation (“Hess”) and Chevron Corporation (“Chevron”) completed the previously announced merger contemplated by the Agreement and Plan of Merger, dated as of October 22, 2023 (the “Merger”). As a result of the Merger, Chevron is the direct parent of Hess and, therefore, indirectly owns an approximately 37.8% interest in Hess Midstream on a consolidated basis.

Hess Midstream’s results contained in this release are consolidated to include the noncontrolling interests in Hess Midstream Operations LP (the “Partnership”) owned by affiliates of Chevron and, up until May 30, 2025, by Global Infrastructure Partners, a part of BlackRock (“GIP” and together with Chevron, the “Sponsors”). On May 30, 2025, GIP sold all of its limited partner interests in the Partnership and no longer holds a direct or indirect ownership interest in the Company or the Partnership. We refer to certain results as “attributable to Hess Midstream LP,” which exclude the noncontrolling interests in the Partnership owned by the Sponsors.

Financial Results

Revenues and other income in the second quarter of 2025 were $414.2 million compared with $365.5 million in the prior‑year quarter. Second quarter 2025 revenues included $28.0 million of pass-through electricity, produced water trucking and disposal costs and certain other fees compared with $23.1 million in the prior-year quarter. Second quarter 2025 revenues and other income were up $48.7 million compared with the prior-year quarter, primarily due to higher physical volumes and higher tariff rates. Total operating costs and expenses in the second quarter of 2025 were $154.0 million, up from $143.2 million in the prior-year quarter, primarily due to higher pass-through electricity and produced water trucking and disposal costs, higher employee costs and depreciation expense for additional assets placed in service. Interest expense, net of interest income, in the second quarter of 2025 was $55.4 million, up from $49.7 million in the prior-year quarter, primarily due to $600.0 million 6.500% fixed-rate senior unsecured notes issued in May 2024.

Net income for the second quarter of 2025 was $179.7 million, or $0.74 basic earnings per Class A share, after deduction for noncontrolling interests, compared with $0.59 basic earnings per Class A share in the prior-year quarter. Substantially all of income tax expense was attributed to earnings of Class A shares reflective of Hess Midstream’s organizational structure. Net cash provided by operating activities for the second quarter of 2025 was $276.9 million.

Adjusted EBITDA for the second quarter of 2025 was $316.0 million. Adjusted Free Cash Flow for the second quarter of 2025 was $193.8 million.

At June 30, 2025, Hess Midstream had a drawn balance of $273.0 million on its revolving credit facility. On July 24, 2025, Hess Midstream's senior unsecured debt was upgraded by S&P to an investment grade rating of BBB-.

Operational Highlights

Throughput volumes increased 7% for gas processing, 9% for oil terminaling and 11% for water gathering in the second quarter of 2025 compared with the second quarter of 2024, primarily due to higher production.

Capital Expenditures

Capital expenditures for the second quarter of 2025 totaled $70.0 million compared with $72.7 million in the prior‑year quarter and related primarily to continued expansion of Hess Midstream's gas compression and associated pipeline infrastructure.

Quarterly Cash Distributions

On July 28, 2025, the Board of Directors of Hess Midstream’s General Partner declared a quarterly cash distribution of $0.7370 per Class A share for the second quarter of 2025, an increase of $0.0272 per Class A share as compared with the first quarter of 2025. This increase is supported by excess Adjusted Free Cash Flow after distributions from the reduction in total Hess Midstream LP shares and Hess Midstream Operations LP units following the accretive repurchases in the second quarter of 2025. The distribution is expected to be paid on August 14, 2025, to shareholders of record as of the close of business on August 7, 2025.

Updated Guidance

Hess Midstream is reaffirming its full year 2025 throughput and Adjusted EBITDA guidance.

Hess Midstream is updating its full year 2025 net income guidance and Adjusted Free Cash Flow guidance to include an increase in expected interest expense on a higher debt balance and an increase in expected income tax expense resulting from ownership changes following the GIP secondary equity offering and Class B unit repurchase transactions completed in the first half of 2025.

Year Ending
December 31, 2025
(Unaudited)
Financials (in millions)
Net income	$685 - 735
Adjusted EBITDA	$1,235 - 1,285
Capital expenditures	$300
Adjusted free cash flow	$725 - 775

Year Ending
December 31, 2025
(Unaudited)
Throughput volumes
Gas gathering - MMcf of natural gas per day	475 - 485
Crude oil gathering - MBbl of crude oil per day	120 - 130
Gas processing - MMcf of natural gas per day	455 - 465
Crude terminals - MBbl of crude oil per day	130 - 140
Water gathering - MBbl of water per day	125 - 135

Hess Midstream reiterates its guidance of approximately 10% growth in gas throughput volumes in 2026, followed by approximately 5% growth in 2027, and approximately 5% growth in oil throughput volumes in each of 2026 and 2027.

Supported by growth in physical volumes across oil and gas systems from 2025 through 2027, Hess Midstream continues to expect at least 10% growth in net income and Adjusted EBITDA in 2026, followed by at least 5% growth in 2027. Hess Midstream continues to expect greater than 10% growth in Adjusted Free Cash Flow in 2026, followed by greater than 5% growth in 2027.

Hess Midstream continues to target at least 5% annual distribution growth per Class A share through 2027 from this new higher level and continues to prioritize financial strength with a long-term leverage target of 3x Adjusted EBITDA.

Investor Webcast

Hess Midstream will review second quarter financial and operating results and other matters on a webcast today at 12:00 p.m. Eastern Time. For details about the event, refer to www.hessmidstream.com.

About Hess Midstream

Hess Midstream LP is a fee‑based, growth-oriented midstream company that owns, operates, develops and acquires a diverse set of midstream assets to provide services to Chevron, its subsidiaries, and third‑party customers. Hess Midstream owns oil, gas and produced water handling assets that are primarily located in the Bakken and Three Forks Shale plays in the Williston Basin area of North Dakota. More information is available at www.hessmidstream.com.

Non‑GAAP Measures

In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), management utilizes certain additional non‑GAAP measures to facilitate comparisons of past performance and future periods. We define “Adjusted EBITDA” as reported net income (loss) before net interest expense, income tax expense (benefit), and depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, such as transaction costs, other income and other non‑cash and non‑recurring items, if applicable. We define “Adjusted Free Cash Flow” as Adjusted EBITDA less net interest, excluding amortization of deferred financing costs, cash paid for federal and state income taxes, capital expenditures and ongoing contributions to equity investments. We define “Gross Adjusted EBITDA Margin” as the ratio of Adjusted EBITDA to total revenues, less pass-through revenues. We believe that investors’ understanding of our performance is enhanced by disclosing these measures as they may assist in assessing our operating performance as compared to other publicly traded companies in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods, and assessing the ability of our assets to generate sufficient cash flow to make distributions to our shareholders. These measures are not, and should not be viewed as, a substitute for GAAP net income or cash flow from operating activities and should not be considered in isolation. Reconciliations of Adjusted EBITDA, Adjusted Free Cash Flow and Gross Adjusted EBITDA Margin to reported net income (GAAP), net cash provided by operating activities (GAAP) and gross margin (GAAP), respectively, are provided below. Hess Midstream is unable to project net cash provided by operating activities with a reasonable degree of accuracy because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occur. Therefore, Hess Midstream is unable to provide projected net cash provided by operating activities, or the related reconciliation of projected Adjusted Free Cash Flow to projected net cash provided by operating activities without unreasonable effort.

	Second Quarter
	(unaudited)
	2025	2024

(in millions)
Reconciliation of Adjusted EBITDA to net income:
Net income	$179.7	$160.3
Plus:
Depreciation expense	51.8	50.5
Interest expense, net	55.4	49.7
Income tax expense	29.1	16.0
Adjusted EBITDA	$316.0	$276.5

Reconciliation of Adjusted EBITDA and Adjusted Free Cash Flow to net cash provided by operating activities:
Net cash provided by operating activities	$276.9	$271.6
Changes in assets and liabilities	(12.1)	(42.3)
Amortization of deferred financing costs	(3.2)	(2.3)
Interest expense, net	55.4	49.7
Income from equity investments	4.0	3.7
Distribution from equity investments	(4.7)	(3.9)
Other	(0.3)	-
Adjusted EBITDA	$316.0	$276.5
Less:
Interest, net(1)	52.2	47.4
Capital expenditures	70.0	72.7
Adjusted free cash flow	$193.8	$156.4

(1) Excludes amortization of deferred financing costs.

	Second Quarter
	(Unaudited)
	2025	2024
(in millions, except ratios)
Reconciliation of gross Adjusted EBITDA margin to gross margin:
Income from operations	$260.2	$222.3
Total revenues	$414.2	$365.5
Gross margin	63%	61%

Income from operations	$260.2	$222.3
Plus:
Depreciation expense	51.8	50.5
Income from equity investments	4.0	3.7
Adjusted EBITDA	$316.0	$276.5

Total revenues	$414.2	$365.5
Less: pass-through revenues	28.0	23.1
Revenues excluding pass-through	$386.2	$342.4
Gross Adjusted EBITDA margin	82%	81%

Guidance
Year Ending
December 31, 2025
(Unaudited)
(in millions)
Reconciliation of Adjusted EBITDA and Adjusted Free Cash Flow to net income:
Net income	$685 - 735
Plus:
Depreciation expense	210
Interest expense, net	225
Income tax expense	115
Adjusted EBITDA	$1,235 - 1,285
Less:
Interest, net	210
Capital expenditures	300
Adjusted free cash flow	$725 - 775

Cautionary Note Regarding Forward-looking Information

This press release contains “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “would,” “believe,” “intend,” “project,” “plan,” “predict,” “will,” “target” and similar expressions identify forward-looking statements, which are not historical in nature. Our forward-looking statements may include, without limitation: our future financial and operational results; our business strategy; our industry; our expected revenues; our future profitability; our maintenance or expansion projects; our projected budget and capital expenditures and the impact of such expenditures on our performance; future economic and market conditions in the oil and gas industry; and our ability to execute future accretive opportunities, including incremental return of capital to shareholders.

Forward-looking statements are based on our current understanding, assessments, estimates and projections of relevant factors and reasonable assumptions about the future. Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from our historical experience and our current projections or expectations of future results expressed or implied by these forward-looking statements. The following important factors could cause actual results to differ materially from those in our forward-looking statements: the ability of Chevron and other parties to satisfy their obligations to us, including Chevron's ability to meet its drilling and development plans on a timely basis or at all, its ability to deliver its nominated volumes to us, and the operation of joint ventures that we may not control; our ability to generate sufficient cash flow to pay current and expected levels of distributions; reductions in the volumes of crude oil, natural gas, natural gas liquids (“NGLs”) and produced water we gather, process, terminal or store; the actual volumes we gather, process, terminal or store for Chevron in excess of our MVCs and relative to Chevron's nominations; fluctuations in the prices and demand for crude oil, natural gas and NGLs; changes in global economic conditions and the effects of a global economic downturn or inflation on our business and the business of our suppliers, customers, business partners and lenders; our ability to comply with government regulations or make capital expenditures required to maintain compliance, including our ability to obtain or maintain permits necessary for capital projects in a timely manner, if at all, or the revocation or modification of existing permits; our ability to successfully identify, evaluate and timely execute our capital projects, investment opportunities and growth strategies, whether through organic growth or acquisitions; costs or liabilities associated with federal, state and local laws, regulations and governmental actions applicable to our business, including legislation and regulatory initiatives relating to environmental protection and health and safety, such as spills, releases, pipeline integrity and measures to limit greenhouse gas emissions and climate change; our ability to comply with the terms of our credit facility, indebtedness and other financing arrangements, which, if accelerated, we may not be able to repay; reduced demand for our midstream services, including the impact of weather or the availability of the competing third-party midstream gathering, processing and transportation operations; potential disruption or interruption of our business due to catastrophic events, such as accidents, severe weather events, labor disputes, information technology failures, constraints or disruptions and cyber-attacks; any limitations on our ability to access debt or capital markets on terms that we deem acceptable, including as a result of weakness in the oil and gas industry or negative outcomes within commodity and financial markets; liability resulting from litigation; risks and uncertainties associated with Hess’ completed merger and integration with Chevron; and other factors described in Item 1A—Risk Factors in our Annual Report on Form 10-K and any additional risks described in our other filings with the Securities and Exchange Commission.

As and when made, we believe that our forward-looking statements are reasonable. However, given these risks and uncertainties, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made and there can be no assurance that such forward-looking statements will occur and actual results may differ materially from those contained in any forward-looking statement we make. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.

For Hess Midstream LP

Investor Contact:

Jennifer Gordon

(212) 536-8244

Media Contact:

Lorrie Hecker

(212) 536-8250

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Second	Second	First
	Quarter	Quarter	Quarter
	2025	2024	2025
Statement of operations
Revenues
Affiliate services	$405.3	$358.5	$374.3
Third-party services	8.2	6.1	6.7
Other income	0.7	0.9	1.0
Total revenues	414.2	365.5	382.0
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	94.1	87.5	85.6
Depreciation expense	51.8	50.5	51.5
General and administrative expenses	8.1	5.2	7.5
Total operating costs and expenses	154.0	143.2	144.6
Income from operations	260.2	222.3	237.4
Income from equity investments	4.0	3.7	3.4
Interest expense, net	55.4	49.7	56.4
Income before income tax expense	208.8	176.3	184.4
Income tax expense	29.1	16.0	23.0
Net income	$179.7	$160.3	$161.4
Less: Net income attributable to noncontrolling interest	89.4	110.8	89.8
Net income attributable to Hess Midstream LP	$90.3	$49.5	$71.6

Net income attributable to Hess Midstream LP per Class A share:
Basic	$0.74	$0.59	$0.65
Diluted	$0.74	$0.59	$0.65
Weighted average Class A shares outstanding
Basic	121.8	83.8	110.7
Diluted	121.8	83.8	110.8

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Six Months Ended June 30,
	2025	2024
Statement of operations
Revenues
Affiliate services	$779.6	$707.9
Third-party services	14.9	11.4
Other income	1.7	1.8
Total revenues	796.2	721.1
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	179.7	165.6
Depreciation expense	103.3	100.3
General and administrative expenses	15.6	10.9
Total operating costs and expenses	298.6	276.8
Income from operations	497.6	444.3
Income from equity investments	7.4	6.4
Interest expense, net	111.8	98.2
Income before income tax expense	393.2	352.5
Income tax expense	52.1	30.3
Net income	$341.1	$322.2
Less: Net income attributable to noncontrolling interest	179.2	228.1
Net income attributable to Hess Midstream LP	$161.9	$94.1

Net income attributable to Hess Midstream LP per Class A share:
Basic:	$1.39	$1.19
Diluted:	$1.39	$1.19
Weighted average Class A shares outstanding
Basic	116.3	79.5
Diluted	116.3	79.5

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Second Quarter 2025
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$219.9	$152.3	$33.1	$-	$405.3
Third-party services	2.5	5.6	0.1	-	8.2
Other income	-	-	0.7	-	0.7
Total revenues	222.4	157.9	33.9	-	414.2
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	54.7	30.6	8.8	-	94.1
Depreciation expense	32.7	14.8	4.3	-	51.8
General and administrative expenses	3.2	1.9	0.2	2.8	8.1
Total operating costs and expenses	90.6	47.3	13.3	2.8	154.0
Income (loss) from operations	131.8	110.6	20.6	(2.8)	260.2
Income from equity investments	-	4.0	-	-	4.0
Interest expense, net	-	-	-	55.4	55.4
Income before income tax expense	131.8	114.6	20.6	(58.2)	208.8
Income tax expense	-	-	-	29.1	29.1
Net income (loss)	131.8	114.6	20.6	(87.3)	179.7
Less: Net income (loss) attributable to noncontrolling interest	56.5	49.1	8.7	(24.9)	89.4
Net income (loss) attributable to Hess Midstream LP	$75.3	$65.5	$11.9	$(62.4)	$90.3

	Second Quarter 2024
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$193.7	$135.2	$29.6	$-	$358.5
Third-party services	1.8	4.3	-	-	6.1
Other income	-	-	0.9	-	0.9
Total revenues	195.5	139.5	30.5	-	365.5
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	50.8	27.3	9.4	-	87.5
Depreciation expense	31.5	14.6	4.4	-	50.5
General and administrative expenses	2.3	1.0	0.2	1.7	5.2
Total operating costs and expenses	84.6	42.9	14.0	1.7	143.2
Income (loss) from operations	110.9	96.6	16.5	(1.7)	222.3
Income from equity investments	-	3.7	-	-	3.7
Interest expense, net	-	-	-	49.7	49.7
Income before income tax expense	110.9	100.3	16.5	(51.4)	176.3
Income tax expense	-	-	-	16.0	16.0
Net income (loss)	110.9	100.3	16.5	(67.4)	160.3
Less: Net income (loss) attributable to noncontrolling interest	69.6	62.8	10.4	(32.0)	110.8
Net income (loss) attributable to Hess Midstream LP	$41.3	$37.5	$6.1	$(35.4)	$49.5

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	First Quarter 2025
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$201.2	$143.6	$29.5	$-	$374.3
Third-party services	2.4	4.2	0.1	-	6.7
Other income	-	-	1.0	-	1.0
Total revenues	203.6	147.8	30.6	-	382.0
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	50.4	27.7	7.5	-	85.6
Depreciation expense	32.4	14.7	4.4	-	51.5
General and administrative expenses	3.0	1.7	0.3	2.5	7.5
Total operating costs and expenses	85.8	44.1	12.2	2.5	144.6
Income (loss) from operations	117.8	103.7	18.4	(2.5)	237.4
Income from equity investments	-	3.4	-	-	3.4
Interest expense, net	-	-	-	56.4	56.4
Income before income tax expense	117.8	107.1	18.4	(58.9)	184.4
Income tax expense	-	-	-	23.0	23.0
Net income (loss)	117.8	107.1	18.4	(81.9)	161.4
Less: Net income (loss) attributable to noncontrolling interest	57.3	52.0	9.0	(28.5)	89.8
Net income (loss) attributable to Hess Midstream LP	$60.5	$55.1	$9.4	$(53.4)	$71.6

HESS MIDSTREAM LP

SUPPLEMENTAL OPERATING DATA (UNAUDITED)

(IN THOUSANDS)

	Second	Second	First
	Quarter	Quarter	Quarter
	2025	2024	2025

Throughput volumes
Gas gathering - Mcf of natural gas per day	464	440	431
Crude oil gathering - bopd	127	116	117
Gas processing - Mcf of natural gas per day	449	419	424
Crude terminals - bopd	137	126	125
NGL loading - blpd	17	15	14
Water gathering - blpd	138	124	126

		Six Months Ended June 30,
		2025	2024
Throughput volumes
Gas gathering - Mcf of natural gas per day		448	422
Crude oil gathering - bopd		122	110
Gas processing - Mcf of natural gas per day		437	406
Crude terminals - bopd		131	121
NGL loading - blpd		15	15
Water gathering - blpd		132	120